Sub-Item 77Q1(a): Copies of Material Amendments to the Registrants
 Declaration of Trust or By-laws

Amendment No. 88 dated December 17, 2015 to the Agreement and
Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(89) to Post-Effective Amendment No. 511 to the Registrants Registration Statement on Form N-1A filed with the Securities and Exchange Commission on December 17, 2015
 (Accession No. 0001193125-15-406661).

Amendment No. 89 dated February 11, 2016 to the Agreement and
 Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(90) to Post-Effective Amendment No. 526
 to the Registrants Registration Statement on Form N-1A filed with the Securities and Exchange Commission on February 26, 2016
 (Accession No. 0001193125-16-482292).

Amendment No. 90 dated April 14, 2016 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit
(a)(91) to Post-Effective Amendment No. 551 to the Registrants Registration Statement on Form N-1A filed with the Securities and Exchange Commission on April 29, 2016 (Accession No. 0001193125-16-568780).